www.altaequipment.com

Exhibit 99.1

Alta Acquires Ginop Sales

Alta CE Adds Full-Lineup of Kubota Equipment to well-established Michigan Product Portfolio

LIVONIA, Mich., – December 16, 2021 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”) today announced that it has entered into a definitive agreement to acquire the stock of Ginop Sales, Inc., a privately held equipment distributor with three locations in Northern Michigan. This acquisition expands Alta’s construction equipment footprint to ten locations in Michigan and expands its relationship with a leading OEM.

Established in 1959, Ginop is an elite Kubota dealer and a trusted source of sales, rentals, service, and parts for the full line of Kubota equipment and attachments.

Ryan Greenawalt, Chief Executive Officer of Alta, said, “The acquisition of Ginop strengthens Alta’s business and product offerings in our home state of Michigan by expanding our relationship with Kubota, a world-class OEM. The acquisition builds on our strategy of providing customers with superior equipment and unrivaled product support. For over six decades, Ginop has been Northern Michigan’s trusted source for construction and agricultural equipment. Alta is honored to carry on the Ginop legacy and excited to add their talented team to the Alta family.”

Ginop Sales, Inc., generated approximately $65 million in revenue and had adjusted EBIT of approximately $6.5 million for the trailing-twelve-month period ended August 2021. Terms of the acquisition are expected to be disclosed upon closing. The transaction is expected to close prior to year-end, subject to customary conditions.

Breneman Advisors, LLC (www.brenadv.com) represented Ginop Sales, Inc. on the transaction.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment, and other material handling and construction equipment. Alta has operated as an equipment dealership for 37 years and has developed a branch network that includes over 60 total locations across Michigan, Illinois, Indiana, New England, New York, Ohio, Virginia, and Florida. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More information can be found at www.altaequipment.com.

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Forward Looking Statements

This presentation includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: our future financial performance; our plans for expansion and acquisitions; and changes in our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this presentation, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against us relating to the business combination and related transactions; (2) the ability to maintain our listing of shares of common stock on the New York Stock Exchange; (3) the risk that integrating our acquisitions disrupts our current plans and operations; (4) the ability to recognize the anticipated benefits of our business combination and acquisitions, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, our ability to maintain relationships with customers and suppliers and retain our management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; (7) disruptions in the political, regulatory, economic and social conditions domestically or internationally; (8) major public health issues, such as an outbreak of a pandemic or epidemic (such as the novel coronavirus COVID-19), which could cause disruptions in our operations, supply chain, or workforce; and (9) and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in our annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

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Contacts

Investors:
Bob Jones / Taylor Krafchik
Ellipsis
IR@altg.com
(646) 776-0886

Media:
Glenn Moore
Alta Equipment
glenn.moore@altg.com
(248) 305-2134